Exhibit 10.2
SOMAXON PHARMACEUTICALS, INC.
AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
     AMENDMENT NO. 1 TO Employment Agreement (this “Amendment”) made and entered into effective as of August 7, 2008, between Somaxon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and David F. Hale, an individual (“Executive”).
W I T N E S S E T H:
     Whereas, the Company and Executive are parties to that certain Employment Agreement dated as of December 6, 2007 (the “Employment Agreement”);
     Whereas, the Company and Executive desire to amend the Employment Agreement upon the terms and conditions hereinafter set forth;
     Now, Therefore, in consideration of the premises and the mutual covenants hereinafter set forth, and intending to be legally bound hereby, it is hereby agreed as follows:
          1. Amendment to Section 1 of the Employment Agreement. Section 1 of the Employment Agreement is hereby amended to read as follows:
          1. Position and Duties. Executive shall diligently and conscientiously devote Executive’s time, attention, energy, skill and efforts to the business of the Company and the discharge of Executive’s duties hereunder. Executive’s duties under this Agreement shall be to serve as Executive Chairman of the Board of Directors and Interim Chief Executive Officer, with the responsibilities, rights, authority and duties customarily pertaining to such office and as may be established from time to time by or under the direction of the Board of Directors of the Company (the “Board”) or its designees; provided, however, that on and after August 11, 2008, Executive shall serve solely as the Executive Chairman of the Board. Executive shall also act as an officer and/or director and/or manager of such affiliates of the Company as may be designated by the Board from time to time, commensurate with Executive’s office, all without further compensation, other than as provided in this Agreement. As an exempt, salaried employee, Executive will be expected to work such hours as required by the nature of Executive’s work assignments.
          2. Amendment to Section 2(b) of the Employment Agreement. Section 2(b) of the Employment Agreement is hereby amended to read as follows:
          (b) Executive’s employment under this Agreement shall commence on December 6, 2007, and continue until the earliest to occur of: (i) the date of the Company’s 2009 annual meeting of stockholders or such later date as may be mutually agreed upon by Executive and the Board, or (ii) Executive’s resignation from the position of Executive Chairman of the Board. Following the termination of Executive’s employment as Executive Chairman of the Board, Executive’s duties will revert to those of non-executive Chairman of the Board and Executive will continue to be compensated for his service as non-executive Chairman of the Board only, as described below in Section 3(a). Executive’s employment may be terminated by either Executive or the Board at any time, for any reason or no reason. If this Agreement terminates for any reason, Executive shall not be entitled to any payments, benefits, damages, awards or other compensation other than as provided in this Agreement.

          3. Amendment to Section 3 of the Employment Agreement. Section 3 of the Employment Agreement is hereby amended to read as follows:
          3. Compensation.
               (a) Base Salary. The Company shall pay to Executive monthly base salary compensation as follows: (i) for service as interim Chief Executive Officer of the Company, the Company shall pay Executive $15,000 for each month or portion thereof that Executive holds such position, beginning January 1, 2008; and (ii) for service as the Company’s Chairman of the Board (regardless of whether Executive is acting as Executive Chairman or non-executive Chairman of the Board), the Company shall pay Executive $15,000 for each month or portion thereof that Executive holds such position, beginning December 6, 2007 and continuing through the date of the Company’s 2009 annual meeting of stockholders. Executive’s annual base salary payable hereunder, as it may be adjusted from time to time, is referred to herein as “Base Salary.” Base Salary shall be paid in equal installments in accordance with the Company’s payroll practices in effect from time to time for executive officers, but in no event less frequently than monthly. If Executive is to act as the Company’s non-executive Chairman of the Board after his service as Executive Chairman has come to an end and is no longer to be an employee of the Company, Executive shall be compensated for such service as provided under the Company’s Director Compensation Policy, as the same shall be adjusted or modified by the Board from time to time. For purposes of clarity, if Executive ceases to serve as Executive Chairman as of the date of the Company’s 2009 annual meeting of stockholders but is still serving on the Board at such time, he will be eligible for an annual option grant pursuant to the Company’s Director Compensation Policy and will be eligible to begin to receive the applicable cash retainer thereunder effective as of such date. Executive will not be eligible to receive compensation (including cash retainers and equity awards) pursuant to the Company’s Director Compensation Policy while he is serving as Interim Chief Executive Officer or Executive Chairman and instead will receive the cash compensation outlined above.
               (b) Management Incentive Plan. The Company has adopted a management incentive compensation plan providing for annual bonus awards to Executive and the Company’s other eligible employees dependent upon, among other things, the achievement of certain performance levels by the Company (the “Company Management Incentive Plan”).
                    (i) With respect to the Company’s 2008 fiscal year, Executive will be entitled to receive a bonus under the Company Management Incentive Plan based solely on the achievement of corporate performance levels during such fiscal year, with his target bonus being 45% of the sum of (A) the amount of total Base Salary ($30,000 per month) that he receives during the portion of such fiscal year that he serves as interim Chief Executive Officer (for example, if Executive serves as interim Chief Executive Officer for six (6) months during the 2008 fiscal year, his total Base Salary to be taken into account for purposes of his bonus determination shall be $180,000), plus (B) the amount of total Base Salary ($15,000 per month) that he receives during the portion of such fiscal year that he serves solely as Executive Chairman of the Board. Such bonus will be determined by the Compensation Committee of the Board and paid to Executive at the same time that the determination and payment of performance-based annual bonuses are made under the Company Management Incentive Plan with respect to the Company’s other executive officers for such fiscal year, but in no event later than March 15, 2009.
                    (ii) With respect to the Company’s 2009 fiscal year, Executive will be entitled to receive a bonus under the Company Management Incentive Plan based solely on the achievement of corporate performance levels during such fiscal year, with his target bonus being 45% of the amount of total Base Salary ($15,000 per month) that he receives during the portion of such fiscal year that he serves as Executive Chairman of the Board. Such bonus will be determined by the Compensation Committee of the Board and paid to Executive at the same time that the determination and payment of performance-based annual bonuses are made under the Company Management Incentive Plan with respect to the Company’s other executive officers for such fiscal year, but in no event later than March 15, 2010.
     (iii) No annual bonus will be payable to Executive with respect to his service solely as non-Executive Chairman of the Board (i.e., for such service his sole cash compensation shall be the retainer and/or per-meeting fees specified in the Company’s Director Compensation Policy), unless otherwise set forth in any amendments to the Company’s Director Compensation Policy or as otherwise determined by the Board.
          4. Amendment to Section 7(c) of the Employment Agreement. Section 7(c) of the Employment Agreement is hereby amended to read as follows:
          (c) If Executive’s employment is terminated for any reason other than as a result of Executive’s death or Disability, without limiting or prejudicing any other legal or equitable rights or remedies which the Company may have upon such termination by Executive, (i) the Company shall pay Executive his accrued but unpaid Base Salary and any accrued but unused PTO (plus all accrued and unpaid expenses reimbursable in accordance with Paragraph 6) through the date of termination, payable in a lump sum on the date of termination, and (ii) if Executive is thereafter to remain the Company’s non-executive Chairman of the Board, (A) the Company shall pay Executive $15,000 for each month or portion thereof that Executive holds such position, beginning December 6, 2007 and continuing through the date of the Company’s 2009 annual meeting of stockholders, and (B) the Board will review Executive’s role with the Company from and after the date of the Company’s 2009 annual meeting of stockholders and will determine Executive’s compensation for periods thereafter; provided that if Executive is to act as the Company’s non-executive Chairman of the Board thereafter and is no longer to be an employee of the Company, Executive shall be compensated for such service as provided under the Company’s Director Compensation Policy, as the same shall be adjusted or modified by the Board from time to time. Executive will not be eligible to receive compensation (including cash retainers and equity awards) pursuant to the Company’s Director Compensation Policy while he is receiving payments pursuant to clause (A) above.
          5. Entire Agreement, Amendments.
               (a) No amendment or modification of this Amendment shall be effective unless set forth in a writing signed by the Company and Executive. No waiver by either party of any breach by the other party of any provision or condition of this Amendment shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time. Any waiver must be in writing and signed by the waiving party.
               (b) This Amendment, together with the Employment Agreement and the documents referred to herein and therein, sets forth the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior oral and written understandings and agreements. Except as expressly provided for in this Amendment, no other term or provision of the Employment Agreement is amended or modified in any respect.

          6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California without reference to principles of conflict of laws.
          7. Headings, Etc. The headings set forth herein are included solely for the purpose of identification and shall not be used for the purpose of construing the meaning of the provisions of this Amendment. Unless otherwise provided, references herein to Paragraphs refer to Paragraphs of this Amendment.
          8. Construction. Each party has cooperated in the drafting and preparation of this Amendment. Therefore, in any construction to be made of this Amendment, the same shall not be construed against any party on the basis that the party was the drafter.
(Signature Page Follows)

     In Witness Whereof, the parties have executed this Amendment as of the date first above written.

COMPANY: Somaxon Pharmaceuticals, Inc.
By	/s/ Meg M. McGilley
	Name:	Meg M. McGilley
	Title:	Vice President and Chief Financial Officer

EXECUTIVE:
/s/ David F. Hale
David F. Hale

5